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                                                                     EXHIBIT 5.1


                         [LATHAM & WATKINS LETTERHEAD]



                                  April 4, 2002

                                                            FILE NO. 021038-0027

ViaSat, Inc.
6155 El  Camino Real
Carlsbad, California  92009

              Re:    Registration Statement on Form S-3;
                     407,117 Shares of Common Stock, par value $0.0001 per share

Ladies and Gentlemen:

               In connection with the registration under the Securities Act of 1933, as amended, of 407,117 shares (the "Shares") of common stock, par value $0.0001 per share, of ViaSat, Inc., a Delaware corporation (the "Company"), on a registration statement on Form S-3 filed with the Securities and Exchange Commission on April 4, 2002 (the "Registration Statement") covering certain resales of the Shares by the selling security holders named in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

               In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

               We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agencies within any state.

               Subject to the foregoing, it is our opinion that as of the date of this opinion, the Shares are duly authorized, validly issued, fully paid and nonassessable.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."



                                Very truly yours,

                               /s/ LATHAM & WATKINS